Exhibit (j)(3)

JordenBurt 1025 Thomas Jefferson Street, N.W. Suite 400 East Washington, D.C. 20007-2803 (202) 965-8100 Fax: (202) 965-8104	777 Brickell Avenue Suite 500 Miami, FL 33131-2803 (305) 371-2600 Fax: (305) 372-9928 175 Powder Forest Drive Suite 201 Simsbury, CT 06089-9658 (860) 392-5000 Fax: (860) 392-5058

April 23, 2007

The Lou Holland Trust

One North Wacker Drive, Suite 700

Chicago, Illinois 60606

Re:	The Lou Holland Trust
Post-Effective Amendment No. 17 to the Registration Statement on
Form N-1A, File Nos. 333-00935; 811-07533

Ladies and Gentlemen:

We have acted as special counsel to The Lou Holland Trust, a Delaware statutory trust, regarding the federal securities laws applicable to the above-captioned Registration Statement. We hereby consent to the reference to us in the Registration Statement filed today with the Securities and Exchange Commission. In giving this consent, we do not admit that we are in the category of persons whose consent is required under Section 7 of the Securities Act of 1933.

Very truly yours,

/s/ Jorden Burt LLP

Jorden Burt LLP

Jorden Burt LLP

http://www.JORDENBURT.COM